Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-272680
January 29, 2026

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iShares
by BlackRock

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The Market is Yours

iShares®
by BlackRock

IBIT

iShares Bitcoin Trust ETF

The iShares Bitcoin Trust ETF is not an investment company registered under the Investment Company Act of 1940, and therefore is not subject to the same regulatory requirements as mutual funds or ETFs registered under the Investment Company Act of 1940. The iShares Bitcoin Trust ETF (the "Trust") has filed a registration statement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents the Trust has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iShares.com or EDGAR on the SEC website at www.sec.gov. Alternatively, the Trust will arrange to send you the prospectus if you request it by calling toll-free 1-800-474-2737. Investing involves a high degree of risk, including possible loss of principal. An investment in the Trust is not suitable for all investors, may be deemed speculative and is not intended as a complete investment program. An investment in Shares should be considered only by persons who can bear the risk of total loss associated with an investment in the Trust. Shares of the Trust are not deposits or other obligations of or guaranteed by BlackRock, Inc., and its affiliates, and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. The sponsor of the Trust is iShares Delaware Trust Sponsor LLC (the "Sponsor"). BlackRock Investments, LLC ("BRIL"), assists in the promotion of the Trust. The Sponsor and BRIL are affiliates of BlackRock, Inc.

Scan to learn more

The Market is Yours

iShares® by BlackRock

The iShares Bitcoin Trust ETF is not an investment company registered under the Investment Company Act of 1940, and therefore is not subject to the same regulatory requirements as mutual funds or ETFs registered under the Investment Company Act of 1940. The iShares Bitcoin Trust ETF (the "Trust") has filed a registration statement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents the Trust has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iShares.com or EDGAR on the SEC website at www.sec.gov. Alternatively, the Trust will arrange to send you the prospectus if you request it by calling toll-free 1-800-474-2737. Investing involves a high degree of risk, including possible loss of principal. An investment in the Trust is not suitable for all investors, may be deemed speculative and is not intended as a complete investment program. An investment in Shares should be considered only by persons who can bear the risk of total loss associated with an investment in the Trust.
Shares of the Trust are not deposits or other obligations of or guaranteed by BlackRock, Inc., and its affiliates, and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. The sponsor of the Trust is iShares Delaware Trust Sponsor LLC (the "Sponsor"). BlackRock Investments, LLC ("BRIL"), assists in the promotion of the Trust. The Sponsor and BRIL are affiliates of BlackRock, Inc.

Scan to learn more

I₿IT

Explore bitcoin with I₿IT.

The Market is Yours

iShares® by BlackRock

I₿IT

The next era of investing is here.

The Market is Yours

iShares® by BlackRock

Learn more

IBIT

iShares Bitcoin Trust ETF

The iShares Bitcoin Trust ETF is not an investment company registered under the Investment Company Act of 1940, and therefore is not subject to the same regulatory requirements as mutual funds or ETFs registered under the Investment Company Act of 1940. The iShares Bitcoin Trust ETF (the "Trust") has filed a registration statement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents the Trust has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iShares.com or EDGAR on the SEC website at www.sec.gov. Alternatively, the Trust will arrange to send you the prospectus if you request it by calling toll-free 1-800-474-2737. Investing involves a high degree of risk, including possible loss of principal. An investment in the Trust is not suitable for all investors, may be deemed speculative and is not intended as a complete investment program. An investment in Shares should be considered only by persons who can bear the risk of total loss associated with an investment in the Trust. Shares of the Trust are not deposits or other obligations of or guaranteed by BlackRock, Inc., and its affiliates, and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. The sponsor of the Trust is iShares Delaware Trust Sponsor LLC (the "Sponsor"). BlackRock Investments, LLC ("BRIL"), assists in the promotion of the Trust. The Sponsor and BRIL are affiliates of BlackRock, Inc.

Learn more

The Market is Yours

iShares® by BlackRock

The iShares Bitcoin Trust ETF is not an investment company registered under the Investment Company Act of 1940, and therefore is not subject to the same regulatory requirements as mutual funds or ETFs registered under the Investment Company Act of 1940. The iShares Bitcoin Trust ETF (the "Trust") has filed a registration statement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents the Trust has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iShares.com or EDGAR on the SEC website at www.sec.gov. Alternatively, the Trust will arrange to send you the prospectus if you request it by calling toll-free 1-800-474-2737. Investing involves a high degree of risk, including possible loss of principal. An investment in the Trust is not suitable for all investors, may be deemed speculative and is not intended as a complete investment program. An investment in Shares should be considered only by persons who can bear the risk of total loss associated with an investment in the Trust. Shares of the Trust are not deposits or other obligations of or guaranteed by BlackRock, Inc., and its affiliates, and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. The sponsor of the Trust is iShares Delaware Trust Sponsor LLC (the "Sponsor"). BlackRock Investments, LLC ("BRIL"), assists in the promotion of the Trust. The Sponsor and BRIL are affiliates of BlackRock, Inc. © 2026 BlackRock, Inc. or its affiliates. All Rights Reserved. **BLACKROCK** and **iSHARES** are trademarks of BlackRock, Inc. or its affiliates. All other trademarks are those of their respective owners.